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                                                                 EXECUTION COPY



                                AMENDMENT NO. 2


         AMENDMENT NO. 2 dated as of September 26, 1997 between 611852 SASKATCHEWAN LTD., a corporation duly organized and validly existing under the laws of the Province of Saskatchewan, Canada (the "COMPANY"); each of the lenders that is a signatory hereto (individually, a "LENDER" and, collectively, the "LENDERS"); and THE CHASE MANHATTAN BANK OF CANADA, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

         The Company, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of April 1, 1997 as amended by Amendment No. 1 dated as of August 19, 1997 (as heretofore further modified and supplemented and in effect on the date hereof, the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said Lenders to the Company in an aggregate principal or face amount not exceeding C$165,000,000. The Company, the Lenders and the Administrative Agent wish to amend the Second Amended and Restated Credit Agreement in certain additional respects, and accordingly, the parties hereto hereby agree as follows:

         Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 2, terms defined in the Second Amended and Restated Credit Agreement are used herein as defined therein.

         Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Second Amended and Restated Credit Agreement shall be further amended as follows:

         2.01. References in the Second Amended and Restated Credit Agreement (including references to the Second Amended and Restated Credit Agreement amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein", and "hereof") shall be deemed to be references to the Second Amended and Restated Credit Agreement as amended and as further amended hereby.

         2.02. The following definitions are hereby added in alphabetical order in Section 1.01 of the Second Amended and Restated Credit Agreement:

         "AMENDMENT NO. 2" shall mean Amendment No. 2 dated as


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of September 26, 1997 to this Agreement.

         "CANADIAN FOREST INDENTURE" shall mean the Indenture dated as of September 29, 1997 among Forest, as guarantor, Canadian Forest, as issuer, and State Street Bank and Trust Company, as trustee, as the same shall, subject to Section 8.17 hereof, be modified and supplemented and in effect from time to time.

         "CANADIAN FOREST SENIOR SUBORDINATED DEBT" shall mean the Indebtedness of Canadian Forest evidenced by and in respect of the Canadian Forest Senior Subordinated Notes issued pursuant to the Canadian Forest Senior Subordinated Debt Documents.

         "CANADIAN FOREST SENIOR SUBORDINATED DEBT DOCUMENTS" shall mean all documents and agreements executed and delivered in connection with the original issuance of the Canadian Forest Senior Subordinated Notes, including the Canadian Forest Indenture.

         "CANADIAN FOREST SENIOR SUBORDINATED NOTES" shall mean Canadian Forest's 8 3/4% Senior Subordinated Notes due 2007 in an aggregate principal amount not to exceed US$125,000,000.

         2.03 Section 9.01 of the Second Amended and Restated Credit Agreement shall be amended by deleting ";or" at the end of clause "(k)" therein, and inserting the following:

         ", or, at any time that the guarantee granted by Forest pursuant to the Canadian Forest Senior Subordinated Debt is in effect or, pursuant to the terms of the Canadian Forest Indenture, is required to be in effect (unless such provision has been waived in accordance with the Canadian Forest Indenture), an "Event of Default" as defined in the Canadian Forest Indenture has occurred and is continuing; or"

         2.04. The opening paragraph of Section 11.17 of the Second Amended and Restated Credit Agreement shall be deleted and the following substituted therefor:

    "11.17. ACKNOWLEDGEMENT OF PRIORITY OF INDEBTEDNESS. The Company represents and warrants to the Lenders and the Administrative Agent that:

    (a) the Indebtedness hereunder and under the other Loan Documents is (i) "Senior Indebtedness of the Company" and "Senior Indebtedness of a Subsidiary Guarantor", as applicable, for the purposes of the Forest Indenture and (ii) "Designated Senior Indebtedness" for the purposes of the Canadian Forest Indenture; and"

         Section 3. CONSENT. The Administrative Agent and the Lenders consent to the amendments, waivers and consents contained in the Amendment No. 3 to the


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                                                                         Page 3


U.S. Credit Agreement and in the Amendment No. 2 to the Canadian Forest Credit Agreement.

         Section 4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Lender Group that the representations and warranties set forth in Section 7 of the Second Amended and Restated Credit Agreement are true and complete on the date hereof (unless otherwise limited to an earlier date) as if made on and as of the date hereof and as if each reference in said
Section 7 to "this Agreement" included a reference to this Amendment No. 2.

         Section 5. CONDITIONS PRECEDENT. As provided in Sections 2 and 3 above, the amendments to the Second Amended and Restated Credit Agreement set forth in said Section 2 and the consent in said Section 3 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

         5.01. EXECUTION BY ALL PARTIES. This Amendment No. 2 shall have been executed and delivered by each of the parties hereto.

         5.02. CANADIAN FOREST SENIOR SUBORDINATED NOTES. The Canadian Forest Indenture and the Guarantee granted by Forest in relation thereto shall be in form and substance satisfactory to the Administrative Agent.

         5.03. OTHER DOCUMENTS. The Administrative Agent shall have received such other documents, certificates and opinions as the Administrative Agent or any Lender or special counsel to Chase Canada may reasonably request.

         Section 6. MISCELLANEOUS. Except as herein provided, the Second Amended and Restated Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the laws of Canada applicable therein.


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                                                                         Page 4


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

                                       611852 SASKATCHEWAN LTD.


                                       By
                                          -------------------------
                                          Title:

                                       Address for Notices:

                                       611852 SASKATCHEWAN LTD.
                                       c/o Canadian Forest Oil Ltd.
                                       600, 800-Sixth Avenue, S.W.
                                       Calgary, Alberta TAP 3G3
                                       Canada

                                       Telecopier No.: (403) 292-8072
                                       Telephone No.:  (403) 292-8000

                                       Attention:  Vice President-Finance

                                       with a copy to:

                                       Forest Oil Corporation
                                       1600 Broadway
                                       Suite 2200
                                       Denver, CO 80202

                                       Attention:  Vice President and Treasurer

                                       Telecopier No.: (303) 812-1510
                                       Telephone No.:  (303) 812-1400



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                                                                         Page 5


                                       LENDERS
                                       -------

                                       THE CHASE MANHATTAN BANK OF CANADA



                                       By
                                          -------------------------
                                          Title:



                                       By
                                          -------------------------
                                          Title:


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                                                                         Page 6


                                       ROYAL BANK OF CANADA



                                       By
                                          -------------------------
                                          Title:


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                                                                         Page 7


                                       BANK OF MONTREAL




                                       By
                                          -------------------------
                                          Title:



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                                                                         Page 8


                                       CREDIT LYONNAIS CANADA



                                       By
                                          -------------------------
                                          Title:

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                                                                         Page 9


                                       THE CHASE MANHATTAN BANK OF CANADA
                                         as Administrative Agent


                                       By
                                          -------------------------
                                          Title:


                                       By
                                          -------------------------
                                          Title:

                                       Address for Notices to
                                         Chase Canada as Administrative Agent:

                                         1 First Canadian Place
                                         100 King Street West
                                         Suite 6900, P.O. Box 106
                                         Toronto, Ontario M5X 1A4
                                         Canada
                                         Attention:  Vice President Corporate
                                                     Finance

                                         Telecopier No.: (416) 216-4161
                                         Telephone No.:  (416) 216-4133

                                       with a copy to:

                                         The Chase Manhattan Bank
                                         One Chase Manhattan Plaza
                                         8th Floor
                                         New York, New York  10081

                                       Attention:  Rick Betz


                                       Telecopier No.:  (212) 552-1687

                                       Telephone No.:  (212) 552-2680